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                                    EXHIBIT 5

                         [GREENBERG TRAURIG LETTERHEAD]


                                February 19, 2002

MarineMax, Inc.
18167 U.S. 19th North
Suite 499
Clearwater, Florida  33764

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  MARINEMAX, INC.

Gentlemen:

                  As legal counsel to MarineMax, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 22, 2002 in connection with the registration under the Securities Act of 1933, as amended, of 2,020,000 shares of the Company's common stock, par value $0.001 per share, (the "Shares") issuable pursuant to the 1998 Incentive Stock Plan, as amended (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware;

                  B. The Amended and Restated Bylaws of the Company;

                  C. Resolutions of the Board of Directors of the Company dated November 15, 2000, adopting amendments to the Plan increasing the number of shares of Common Stock issuable pursuant to the Plan from (i) the lesser of 4,000,000 shares or 15% of the then-outstanding shares of the Company's Common Stock, to (ii) the lesser of 4,000,000 or 20% of the then-outstanding shares of the Company's Common Stock;
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MarineMax, Inc.
Febraury 19, 2002
Page 2


                  D. Minutes of the February 27, 2001 Annual Meeting of Stockholders of the Company, at which the stockholders approved the amendments to the Plan as adopted by the Board of Directors; and

                  E. The Registration Statement.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and federal securities laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                                              Very truly yours,